Exhibit 2.2

SUPPLEMENTAL BUSINESS PURCHASE FRAMEWORK AGREEMENT

SUPPLEMENTAL BUSINESS PURCHASE FRAMEWORK AGREEMENT

by and between

Loyalty Alliance Enterprise Corporation

and

I-Equity Management Limited

December 19, 2011

SUPPLEMENTAL BUSINESS PURCHASE FRAMEWORK AGREEMENT

SUPPLEMENTAL BUSINESS PURCHASE FRAMEWORK AGREEMENT

This Supplemental Business Purchase Framework Agreement (this “Supplemental Agreement”) is entered into by and between the following parties as of December 19, 2011:

Party A:

Loyalty Alliance Enterprise Corporation, a company duly registered and validly existing in Cayman Islands, with its registered address of Suite 6005, 60/F, Central Plaza 18 Harbour Road, Wanchai, Hong Kong; and

Party B:

I-Equity Management Limited, a limited liability company incorporated in British Virgin Islands.

(Party A and Party B hereinafter referred to respectively as “Party” and collectively as “Parties”)

WHEREAS:

1.	The Parties had entered into the Business Purchase Framework Agreement (the “Master Agreement”) on December 8th, 2010.

2.	Pursuant to the Master Agreement, the Parties agree that Party B shall assist Party A or its designated affiliated company to acquire the current relevant business operated by Party B’s affiliated company and China Unicom in Ningbo and Chengdu, and other business established by Party B through its affiliated company and Unicom for the term of fifteen (15) years after the Master Agreement is executed.

3.	Pursuant to Clause 7.5 of the Master Agreement, for issues not stipulated in the Master Agreement, the Parties may confirm such issues after consultation and by executing the written agreement.

NOW, THEREFORE, in order to clarify the rights and obligations of the Parties under the Master Agreement, the Parties hereby agree to reach the supplemental agreement as follows:

1.	Pursuant to Clause 1 of the Master Agreement, Party B agrees to assist Party A or its designated affiliated company to acquire the current relevant business operated by Party B’s affiliated company and China Unicom in Ningbo and Chengdu, and other business established by Party B through its affiliated company and Unicom for the term of fifteen (15) years after the Master Agreement is executed.

SUPPLEMENTAL BUSINESS PURCHASE FRAMEWORK AGREEMENT

2.	The Parties confirm that the business purchased by Party A or its designated affiliated company with Party B’s assistance are as follows: (1) the business under the China Unicom-Zhejiang Brach 3G Phone Marketing Business Corporation Agreement (No. CUZJ2011KF01010P), which is entered into by and between Ningbo Jingxun Communication Devices Co., Ltd. and China Unicom Zhejiang Branch on April 27, 2011 (EXPIRED); and (2) the business under the Telemarketing Corporation Agreement (No. 1368CD2010XSB-04578), which is entered into by and between Chengdu Jingxun Communication Co., Ltd. and China Unicom Chengdu Branch on May 13, 2010 and its supplement and the Business Contract with China Unicom Chengdu Branch on February 14, 2011 (No. 2011-CD-QYFS-01679) (Will be expired on December 31, 2011).

3.	As for the purchase of the abovementioned business, the Parties confirm that (1) Party B shall, within six (6) months from the date when this Supplemental Agreement is executed, procure Ningbo Jingxun Communication Devices Co., Ltd. and China Unicom Zhejiang Branch to execute a valid and effective agreement with regard to 3G Phone Marketing Business, and procure Chengdu Jingxun Communication Co., Ltd. and China Unicom Chengdu Branch to execute a valid and effective agreement with regard to Phone Marketing Business; (2) Party B shall take all necessary measures to procure the affiliated company designated by Party A and China Unicom Zhejiang branch and Chengdu branch to execute respectively any necessary agreement in order to transfer the current relevant business within six (6) month from the date when this Supplemental Agreement is executed.

4.	The Parties hereby confirm that the remaining consideration under the Master Agreement is USD 12,950,000; such remaining consideration shall be paid in two (2) instalments.

(1)	The first payment for the remaining consideration: Party A shall pay USD 1,500,000 to Party B before or on December 26, 2011.

(2)	The second payment for the remaining consideration: Party A shall pay USD 11,450,000 to Party B before or on February 29, 2012.

SUPPLEMENTAL BUSINESS PURCHASE FRAMEWORK AGREEMENT

5.	This Supplemental Agreement is the supplement to the Master Agreement. The Parties may execute other supplemental agreements to replenish or amend the Master Agreement.

6.	This Supplemental Agreement shall come into full force and effect upon execution by all the Parties hereto.

7.	This Agreement is executed with two (2) original copies; each Party holds one (1) original copy and both original copies have the same legal effect.

[No Text Below]

SUPPLEMENTAL BUSINESS PURCHASE FRAMEWORK AGREEMENT

[Signature Page]

IN WITNESS THEREOF, the Parties of this Supplemental Agreement have executed or caused their respective duly authorized representatives to execute this Supplemental Agreement on the date written above.

Party A:

Loyalty Alliance Enterprise Corporation

Authorized Representative:	/s/ Abraham Jou
Name:	Abraham Jou
Position:	Chairman

Authorized Representative:	/s/ Frederick Sum
Name:	Frederick Sum
Position:	CEO

Party B:

I-Equity Management Limited

Authorized Representative:	/s/ Michael Yang
Name:	Michael Yang
Position:	Director